Exhibit 4.2

NUMBER

W

XERIUM TECHNOLOGIES, INC.

WARRANTS

WARRANTS TO PURCHASE

SHARES OF COMMON STOCK

CUSIP 98416J 12 6

THIS CERTIFIES THAT

and any of its registered assigns (the “Holder”) is the registered owner of the number of warrants specified above, each of which entitles the Holder to purchase from Xerium Technologies, Inc., a Delaware corporation (the “Company”), upon the terms and subject to the conditions hereinafter set forth, during the Exercise Period (as defined herein), a number of shares of Common Stock (each an “Exercise Share” and collectively, the “Exercise Shares”) equal to the Warrant Share Number at a purchase price equal to the Exercise Price. This Warrant Certificate (as defined below) is issued pursuant to the plan of reorganization of the Company and certain of its subsidiaries and affiliates under Chapter 11 of Title 11 of the United States Code (the “Plan”).

IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be executed by its duly authorized officer as of May 25, 2010. This Warrant Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Warrant Agent.

Dated:

COUNTERSIGNED:

AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC

AS WARRANT AGENT

BY:

AUTHORIZED SIGNATORY

XERIUM TECHNOLOGIES, INC.

BY:

CHAIRMAN AND CHIEF EXECUTIVE OFFICER

TREASURER

ABnoteTM

North America

711 ARMSTRONG LANE, COLUMBIA, TN 38401 • (931) 388-3003

PRODUCTION COORDINATOR: HOLLY GRONER 931-490-7660

PROOF OF MAY 25, 2010

XERIUM TECHNOLOGIES, INC.

TSB 1327 LOT 1 FC

Operator: JB

REVISION: Rev 7

COLORS SELECTED FOR PRINTING: INTAGLIO PRINTS SC-15 Maroon.

COLOR: This proof was printed from a digital file or artwork on a graphics quality, color laser printer. It is a good representation of the color as it will appear on the final product. However, it is not an exact color rendition, and the final printed product may appear slightly different from the proof due to the difference between the dyes and printing ink.

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[REVERSE OF CERTIFICATE]

1. Definitions. Capitalized terms used herein but not otherwise defined herein shall have their respective meanings as set forth in the Warrant Agreement. As used herein, the following terms shall have the following respective meanings:

(A) “Agent Members” means the securities brokers and dealers, banks and trust companies, clearing organizations and certain other organizations that are participants in the Depositary’s system.

(B) “Bloomberg” has the meaning specified in Section 2.2.

(C) “Business Day” means a day, other than a Saturday or Sunday, on which banks in New York City are open for the general transaction of business.

(D) “Common Stock” means the common stock, par value $0.001 per share, of the Company.

(E) “Company” has the meaning in the first paragraph of this Warrant Certificate.

(F) “Definitive Warrant” means a Warrant Certificate in definitive form that is not deposited with the Depositary or with the Warrant Agent as custodian for the Depositary.

(G) “Depositary” means The Depository Trust Company, its nominees and their respective successors.

(H) “Exercise Date” has the meaning specified in Section 2.

(I) “Eligible Market” means any of the New York Stock Exchange, the American Stock Exchange, The NASDAQ Global Market, The NASDAQ Global Select Market or The NASDAQ Capital Market.

(J) “Exercise Period” means the period beginning at 9:30 a.m., New York City time, on the first day after the date hereof and ending at 5:00 p.m., New York City time, on May 25, 2014, unless sooner terminated as provided below.

(K) “Exercise Price” means $19.55 per share of Common Stock, subject to adjustment pursuant to Section 3 below.

(L) “Exercise Shares” has the meaning specified in the first paragraph of this Warrant Certificate; provided that the aggregate number of Exercise Shares under all Warrants shall not exceed 1,663,323, subject to the anti-dilution adjustments set forth in Section 3.

(M) “Fundamental Transaction” has the meaning specified in Section 5.

(N) “Global Warrant” means a Warrant Certificate in global form that is deposited with the Depositary or with the Warrant Agent as custodian for the Depositary.

(O) “Holder” has the meaning in the first paragraph of this Warrant Certificate.

(P) “Plan” has the meaning specified in the first paragraph of this Warrant Certificate.

(Q) “Trading Day” shall mean (a) a day on which the Common Stock is listed or quoted and traded on its primary Trading Market, or (b) if the Common Stock is not then listed or quoted and traded on its primary Trading Market, then a day on which the Common Stock is traded on any Trading Market, or (c) if the Common Stock is not then listed or quoted and traded on any Trading Market, then a day on which the Common Stock is traded in the over-the-counter market, as reported by the OTC Bulletin Board, or (d) if the Common Stock is not then reported by the OTC Bulletin Board, a day on which the Common Stock is quoted in the over-the-counter market as reported in the “pink sheets” by Pink Sheets LLC (or any similar organization or agency succeeding to its functions of reporting prices); provided, that in the event that the Common Stock is not listed or quoted as set forth in (a), (b) (c) and (d) hereof, then Trading Day shall mean a Business Day.

(R) “Trading Market” shall mean any Eligible Market, or any national securities exchange, market or trading or quotation facility on which the Common Stock is then listed or quoted.

(S) “Transfer Agent” means American Stock Transfer & Trust Company, LLC, as transfer agent of the Company, and any successor transfer agent.

(T) “Warrant” means a right to purchase the number of shares of Common Stock equal to the Exercise Shares as provided herein.

(U) “Warrant Agent” has the meaning specified in Section 15.

(V) “ Warrant Agreement” has the meaning specified in Section 15.

(W) “Warrant Certificate” means a fully registered certificate evidencing Warrants.

(X) “Warrant Share Number” means one (1) share of Common Stock, subject to adjustment pursuant to Section 3 below.

2. Exercise of Warrant. The Warrants evidenced by this Warrant Certificate may be exercised by the Holder in whole or in part at any time and from time to time solely during the Exercise Period, by delivery of the following to the Warrant Agent at the address set forth in Section 11 hereof (or at such other address as it may designate by notice in writing to the Holder):

(A) An executed Notice of Exercise in the form attached hereto;

(B) Payment of the Exercise Price either (i) by wire transfer of immediately available funds or by check or (ii) pursuant to Section 2.1 below; and

(C) This Warrant Certificate.

A Holder of a Warrant Certificate may obtain information with respect to effecting a payment by wire transfer by contacting the Warrant Agent.

In the case of a Global Warrant, any person with a beneficial interest in such Global Warrant shall effect compliance with the requirements in clauses (A), (B) and (C) above through the relevant Agent Member in accordance with procedures of the Depositary.

In the case of a Global Warrant, whenever some but not all of the Warrants represented by such Global Warrant are exercised in accordance with the terms thereof and of the Warrant Agreement, such Global Warrant shall be surrendered by the Holder to the Warrant Agent, which shall cause an adjustment to be made to Schedule A to such Global Warrant so that the number of Warrants represented thereby will be equal to the number of Warrants theretofor represented by such Global Warrant less the number of Warrants then exercised. The Warrant Agent shall thereafter promptly return such Global Warrant to the Holder or its nominee or custodian. In the case of a Definitive Warrant, whenever some but not all of the Warrants represented by such Definitive Warrant are exercised in accordance with the terms thereof and of the Warrant Agreement, the Holder shall be entitled, at the request of such Holder, to receive from the Company within a reasonable time, and in any event not exceeding three (3) Business Days, a new Definitive Warrant in substantially identical form for the number of Warrants equal to the number of Warrants theretofor represented by such Definitive Warrant less the number of Warrants then exercised.

If this Warrant Certificate shall have been exercised in full, the Warrant Agent shall promptly cancel such certificate following its receipt from the Holder or the Depositary, as applicable.

Notwithstanding anything in this Warrant Certificate to the contrary, in the case of Warrants evidenced by a Global Warrant, any Agent Member may, without the consent of the Warrant Agent or any other person, on its own behalf and on behalf of any beneficial owner for which it is acting, enforce, and may institute and maintain, any suit, action or proceeding against the Company suitable to enforce, or otherwise in respect of, its right to exercise, and to receive Shares for, its Warrants as provided in the Global Warrant, and to enforce the Warrant Agreement.

This Warrant Certificate shall be deemed to have been exercised on the date the deliverables described in clauses (A), (B) and (C) in the first paragraph of this Section 2 are received by the Warrant Agent (in the case of a Definitive Warrant) or the Agent Member (in the case of a Global Warrant) (such date, the “Exercise Date”).

2.1 Issuance of Exercise Shares. Exercise Shares issued upon valid exercise of Warrants evidenced by this Warrant Certificate shall be (i) issued in such name or names as the exercising Holder may designate and (ii) delivered by the Transfer Agent to such Holder or its nominee or nominees (A) via book-entry transfer crediting the account of such Holder (or the relevant Agent Member for the benefit of such Holder) through the Depositary’s DWAC system (if the Transfer Agent participates in such system), or (B) otherwise in certificated form by physical delivery to the address specified by the Holder in the Notice of Exercise. The Company shall use its commercially reasonable efforts to cause its Transfer Agent to be a participant in the Depositary’s DWAC system. The Company shall cause the number of full Exercise Shares to which such Holder shall be entitled to be so delivered by the Transfer Agent within a reasonable time, not to exceed three (3) Business Days after the date on which Warrants evidenced by this Warrant Certificate have been duly exercised in accordance with the terms hereof.

The Company hereby represents and warrants that any Exercise Shares issued upon the exercise of Warrants evidenced by this Warrant Certificate in accordance with the provisions of Section 2 will be duly and validly authorized and issued, fully paid and nonassessable and free from all taxes, liens and charges (other than liens or charges created by a Holder, income and franchise taxes incurred in connection with the exercise of the Warrant or taxes in respect of any transfer occurring contemporaneously therewith). The Company agrees that the Exercise Shares so issued will be deemed to have been issued to a Holder as of the close of business on the date on which Warrants evidenced by this Warrant Certificate have been duly exercised, notwithstanding that the stock transfer books of the Company may then be closed or certificates representing such Exercise Shares may not be actually delivered on such date. The Company will at all times, from the commencement of the Exercise Period until the expiration thereof (or, if such date shall not be a Business Day, then on the next succeeding Business Day) reserve and keep available, out of its authorized but unissued Common Stock, solely for the purpose of providing for the exercise of Warrants evidenced by this Warrant Certificate, the aggregate number of shares of Common Stock then issuable upon exercise hereof at any time. The Company will (A) procure, at its sole expense, the listing of the Exercise Shares issuable upon exercise hereof prior to the commencement of the Exercise Period, subject to issuance or notice of issuance, on all principal stock exchanges on which the Common Stock is then listed or traded and (B) maintain such listings of such Exercise Shares at all times after issuance. The Company will use reasonable best efforts to ensure that the Exercise Shares may be issued without violation of any applicable law or regulation or of any requirement of any securities exchange on which the Exercise Shares are listed or traded.

Subject to the final sentence of this paragraph and to the extent permitted by law, the Company’s obligations to cause its Transfer Agent to issue and deliver Exercise Shares in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any person or entity or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other person or entity of any obligation to the Company or any violation or alleged violation of law by the Holder or any other person or entity, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with the issuance of Exercise Shares. The Holder shall have the right to pursue any remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver Exercise Shares upon exercise of this Warrant Certificate as required pursuant to the terms hereof.

Notwithstanding anything in this Warrant Certificate to the contrary, in the case of Warrants evidenced by a Global Warrant, any Agent Member may, without the consent of the Warrant Agent or any other person, on its own behalf and on behalf of any beneficial owner for which it is acting, enforce, and may institute and maintain, any suit, action or proceeding against the Company suitable to enforce, or otherwise in respect of, its right to exercise, and to receive Exercise Shares for, its Warrants as provided in the Global Warrant, and to enforce the Warrant Agreement.

2.2 Net Exercise. If during the Exercise Period the fair market value of one share of the Common Stock is greater than the Exercise Price (at the date of calculation as set forth below), in lieu of exercising this Warrant Certificate by payment of cash or by check, the Holder may, at its election, effect a “net exercise” of this Warrant, in which event, if so effected, the Holder shall receive Exercise Shares equal to the value (as determined below) of this Warrant Certificate (or the portion thereof being exercised and canceled) by surrender of this Warrant Certificate at the principal office of the Warrant Agent together with the properly endorsed Notice of Exercise in which event the Warrant Agent shall issue to the Holder a number of shares of Common Stock computed by the Company and communicated to the Warrant Agent, using the following formula:

X = Y*(A-B)

A

Where X = the number of Exercise Shares to be issued to the Holder

Y = the number of Exercise Shares with respect to which this Warrant Certificate is being exercised

A = the Fair Market Value (as defined below) of one share of Common Stock (at the date of such calculation)

B = Exercise Price (as adjusted to the date of such calculation)

For purposes of this Warrant, the “Fair Market Value” of one share of Common Stock shall mean (i) the average of the closing sales prices for the shares of Common Stock on the New York Stock Exchange or other Eligible Market where the Common Stock is listed or traded as reported by Bloomberg Financial Markets (or a comparable reporting service of national reputation selected by the Company and reasonably acceptable to the Holder if Bloomberg Financial Markets is not then reporting sales prices of the Common

Stock) (collectively, “Bloomberg”) for the five (5) consecutive Trading Days immediately prior to the Exercise Date, or (ii) if an Eligible Market is not the principal Trading Market for the shares of Common Stock, the average of the reported sales prices reported by Bloomberg on the principal Trading Market for the Common Stock during the same period, or, if there is no sales price for such period, the last sales price reported by Bloomberg for such period, (iii) if the Common Stock is not then listed, quoted or traded on any Trading Market, then the last sales price in the over-the-counter market, as reported by the OTC Bulletin Board, or (iv) if none of the foregoing applies, the last sales price of the Common Stock in the over-the-counter market as reported in the “pink sheets” by Pink Sheets LLC (or any similar organization or agency succeeding to its functions of reporting prices) for such security as reported by Bloomberg, or if no sales price is so reported for such security, the last bid price of such security as reported by Bloomberg, or (v) if fair market value cannot be calculated as of such date on any of the foregoing bases, the fair market value shall be as determined by the Board of Directors of the Company in the exercise of its good faith judgment.

2.3 Payment of Taxes and Expenses. The Company shall pay any recording, filing, stamp or similar tax which may be payable in respect of any transfer involved in the issuance of, and the preparation and delivery of certificates (if applicable) representing, (i) any Exercise Shares issuable upon exercise of this Warrant Certificate and/or (ii) new or replacement warrants in the Holder’s name; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance, delivery or registration of any certificates for Exercise Shares or Warrants in a name other than that of the Holder. The Holder shall be responsible for all other tax liability that may arise as a result of holding or transferring this Warrant Certificate or receiving Exercise Shares upon exercise hereof.

3. Adjustment of Exercise Price and Warrant Share Number. The Exercise Price and the Warrant Share Number are subject to adjustment from time to time as set forth in this Section 3.

(A) If the Company, at any time while this Warrant Certificate is outstanding, (i) pays a stock dividend on its Common Stock or otherwise makes a distribution on any class of capital stock that is payable in shares of Common Stock, (ii) subdivides outstanding shares of Common Stock into a larger number of shares, or (iii) combines outstanding shares of Common Stock into a smaller number of shares, then in each such case the Warrant Share Number shall be proportionately adjusted to reflect the distribution, subdivision or combination and the Exercise Price shall be multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately before such event, and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to clause (i) of this paragraph shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution, and any adjustment pursuant to clause (ii) or (iii) of this paragraph shall become effective immediately after the effective date of such subdivision or combination.

(B Upon the occurrence of each adjustment pursuant to this Section 3, the Company at its expense will promptly compute such adjustment in accordance with the terms of this Warrant Certificate and prepare a certificate setting forth such adjustment, including a statement of the adjusted Exercise Price and adjusted Warrant Share Number or type of

Exercise Shares or other securities issuable upon exercise of this Warrant Certificate (as applicable), describing the transactions giving rise to such adjustments and showing in detail the facts upon which such adjustment is based. The Company will promptly deliver a copy of each such certificate to the Holder and to the Warrant Agent.

(C) As a condition precedent to the taking of any action which would require an adjustment pursuant to this Section 3, the Company shall take any action which may be necessary, including obtaining any regulatory, Trading Market or stockholder approvals or exemptions, in order that the Company may thereafter validly and legally issue as fully paid and nonassessable all Exercise Shares that a Holder is entitled to receive upon exercise of a Warrant pursuant to this Section 3.

4. Fractional Shares. No fractional shares shall be issued upon the exercise of any Warrants evidenced by this Warrant Certificate as a consequence of any adjustment pursuant hereto. All Exercise Shares (including fractions) issuable upon exercise of this Warrant Certificate may be aggregated for purposes of determining whether the exercise would result in the issuance of any fractional share. If, after aggregation, the exercise would result in the issuance of a fractional share, the number of Exercise Shares to be issued shall be rounded as follows: (i) fractions of  1/2 (one half) or greater shall be rounded up to the nearest whole share and (ii) fractions of less than  1/2 (one half) shall be rounded down to the nearest whole share with no further payment therefor.

5. Fundamental Transactions. If any capital reorganization, reclassification of the capital stock of the Company, consolidation or merger of the Company with another entity in which the Company is not the survivor or the stockholders of the Company immediately prior to such transaction own less than 50% of the voting power of the surviving entity immediately after such transaction, or sale, transfer or other disposition of all or substantially all of the Company’s assets to another entity shall be effected (any such transaction being hereinafter referred to as a “Fundamental Transaction”), then the Company shall use its commercially reasonable efforts to ensure that lawful and adequate provision shall be made whereby the Holder shall thereafter have the right to purchase and receive upon the basis and upon the terms and conditions herein specified and in lieu of the Exercise Shares immediately theretofore issuable upon exercise of this Warrant Certificate, such shares of stock, securities or assets as would have been issuable or payable with respect to or in exchange for a number of Exercise Shares equal to the number of Exercise Shares immediately theretofore issuable upon exercise of this Warrant Certificate, had such reorganization, reclassification, consolidation, merger, sale, transfer or other disposition not taken place, and in any such case appropriate provision shall be made with respect to the rights and interests of the Holder to the end that the provisions hereof (including, without limitation, provision for adjustment of the Exercise Price) shall thereafter be applicable, as nearly equivalent as may be practicable in relation to any share of stock, securities or assets thereafter deliverable upon the exercise thereof. The Company shall not effect any such consolidation, merger, sale, transfer or other disposition unless prior to or simultaneously with the consummation thereof the successor entity (if other than the Company) resulting from such consolidation or merger, or the entity purchasing or otherwise acquiring such assets or other appropriate corporation or entity shall assume the obligation to deliver to the Holder, at the last address of the Holder appearing on the books of the Company, such shares of stock, securities or assets as, in accordance with the foregoing provisions, the Holder may be entitled to purchase, and the other obligations under this Warrant Certificate. The provisions of this Section 5 shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, sales, transfers or other dispositions, each of which transactions shall also constitute a Fundamental Transaction.

6. No Stockholder Rights. Warrants evidenced by this Warrant Certificate shall not entitle the Holder or the owner of any beneficial interest in such Warrants to any voting rights or other rights as a stockholder of the Company prior to the date such Holder becomes a stockholder of record of the Exercise Shares.

7. Transfer of Warrant. This Warrant Certificate and all rights hereunder are transferable, in whole or in part, upon the books of the Company (or an agent duly appointed by the Company) by the registered holder hereof in person or by duly authorized attorney, and one or more new Warrant Certificates shall be made and delivered by the Company, of the same tenor and date as this Warrant Certificate but registered in the name of one or more transferees, upon surrender of this Warrant Certificate, duly endorsed, to the office of the Warrant Agent described in Section 2; provided that if this Warrant Certificate is a Global Warrant registered in the name of the Depositary, transfers of such Global Warrant may only be made as a whole, and not in part, and only by (i) the Depositary to a nominee of the Depositary, (ii) a nominee of the Depositary to the Depositary or another nominee of the Depositary or (iii) the Depositary or any such nominee to a successor Depositary or its nominee. All expenses (other than stock transfer taxes) and other charges payable in connection with the preparation, execution and delivery of the new Warrants pursuant to this Section 7 shall be paid by the Company.

If this Warrant Certificate is a Global Warrant, then so long as the Global Warrant is registered in the name of the Depositary, the holders of beneficial interests in the Warrants evidenced thereby shall have no rights under the Warrant Agreement with respect to the Global Warrant held on their behalf by the Depositary or the Warrant Agent as its custodian, and the Depositary may be treated by the Company, the Warrant Agent and any agent of the Company or the Warrant Agent as the absolute owner of the Global Warrant for all purposes whatsoever except to the extent set forth herein. Accordingly, any such owner’s beneficial interest in the Global Warrant will be shown only on, and the transfer of such interest shall be effected only through, records maintained by the Depositary or the Agent Members, and neither the Company nor the Warrant Agent shall have any responsibility with respect to such records maintained by the Depositary or the Agent Members. Notwithstanding the foregoing, nothing herein shall (i) prevent the Company, the Warrant Agent or any agent of the Company or the Warrant Agent from giving effect to any written certification, proxy or other authorization furnished by the Depositary or (ii) impair, as between the Depositary and the Agent Members, the operation of customary practices governing the exercise of the rights of a holder of a beneficial interest in any Warrant. Except as may otherwise provided in this Warrant Certificate or the Warrant Agreement, the rights of beneficial owners in a Global Warrant shall be exercised through the Depositary subject to the applicable procedures of the Depositary. Any holder of the Global Warrant shall, by acceptance of the Global Warrant, agree that transfers of beneficial interests in the Global Warrant may be effected only through a book-entry system maintained by the Depositary, and that ownership of a beneficial interest in the Warrants represented thereby shall be required to be reflected in book-entry form.

A Warrant originally issued as a Global Warrant shall be exchanged for Definitive Warrants, and Definitive Warrants may be transferred or exchanged for a beneficial interest in a Global Warrant, only at such times and in the manner specified in the Warrant Agreement. The holder of a Global Warrant may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold beneficial interests in such Global Warrant through Agent Members, to take any action that a Holder is entitled to take under a Warrant or the Warrant Agreement.

8. Exchange and Registry of Warrants. This Warrant Certificate is exchangeable, upon the surrender hereof by the Holder to the Company, for a new Warrant Certificate or Warrant Certificates of like tenor and representing the same aggregate number of Warrants. The Company or an agent duly appointed by the Company (which initially shall be the Warrant Agent) shall maintain a registry showing the name and address of the Holder as the registered holder of this Warrant Certificate. This Warrant Certificate may be surrendered for exchange or exercise in accordance with its terms, at the office of the Company or any such agent, and the Company shall be entitled to rely in all respects upon such registry.

9. Lost, Stolen, Mutilated or Destroyed Warrant. If this Warrant Certificate is lost, stolen, mutilated or destroyed, the Company may, on such terms as to indemnity or otherwise as it may reasonably impose (which shall, in the case of a mutilated Warrant Certificate, include the surrender thereof), issue a new Warrant Certificate of like denomination and tenor as this Warrant Certificate so lost, stolen, mutilated or destroyed. Any such new Warrant Certificate shall constitute an original contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant Certificate shall be at any time enforceable by anyone.

10. Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding day that is a Business Day.

11. Notices. Any notice or communication shall be in writing and delivered in person, mailed by certified or registered mail, return receipt requested, or nationally recognized next-Business Day courier, addressed as follows:

If to the Company:

Xerium Technologies, Inc.

8537 Six Forks Road, Suite 300

Raleigh, NC 27615

Attention: Chief Financial Officer

Telephone: (919) 526-1430

Facsimile: (919) 526-1406

If to the Warrant Agent:

American Stock Transfer & Trust Company, LLC

59 Maiden Lane

Plaza Level

New York, NY 10038

Telephone: 718-921-8208

Facsimile: 718-234-5001

Attention: Reorganization Department

The Company or the Warrant Agent by notice to the other may designate additional or different addresses for subsequent notices or communications.

11.1 Unless the Warrant is a Global Warrant, any notice or communication mailed to a Holder shall be mailed to the Holder at the Holder’s address as it appears on the registry of the Warrant Agent and shall be sufficiently given if so mailed within the time prescribed. Any notice to the owners of a beneficial interest in a Global Warrant shall be distributed through the Depositary in accordance with the procedures of the Depositary. Communications to such Holder shall be deemed to be effective at the time of dispatch to the Depositary.

11.2 Failure to provide a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is provided in the manner provided above, it is duly given, whether or not the intended recipient actually receives it.

12. Acceptance. Receipt of this Warrant by the Holder shall constitute acceptance of and agreement to all of the terms and conditions contained herein and in the Warrant Agreement.

13. Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Warrant Certificate and the Warrants evidenced hereby shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each of the Company and the Holder hereby irrevocably waives personal service of process and consents to process being served in any proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it hereunder and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

14. Binding Effect; Countersignature by Warrant Agent. This Warrant Certificate shall be binding upon any successors or assigns of the Company. This Warrant Certificate shall not be valid until an authorized signatory of the Warrant Agent or its agent as provided in the Warrant Agreement countersigns this Warrant Certificate. Such signature shall be solely for the purpose of authenticating this Warrant Certificate and shall be conclusive evidence that this Warrant Certificate has been countersigned under the Warrant Agreement.

15. Warrant Agreement; Amendments. This Warrant Certificate is issued under and subject to the terms of a Warrant Agreement dated as of May 25, 2010 (the “Warrant Agreement”), between the Company and American Stock Transfer & Trust Company, LLC (the “Warrant Agent”, which term includes any successor Warrant Agent under the Warrant Agreement), and is subject to the terms and provisions contained in the Warrant Agreement, to all of which terms and provisions the beneficial owners of the Warrants and the Holders consent by acceptance hereof. The Warrant Agreement is hereby incorporated herein by reference and made a part hereof. Reference is hereby made to the Warrant Agreement for a statement of the respective rights, limitations of rights, duties and obligations of the Company, the Warrant Agent and the Holders and beneficial owners of the Warrants. A copy of the Warrant Agreement may be obtained for inspection by the Holders upon written request to the Warrant Agent at American Stock Transfer & Trust Company, LLC, 59 Maiden Lane, Plaza Level, New York, New York 10038, telephone: 718-921-8208, facsimile: 718-234-5001, Attention: Reorganization Department. The Warrant Agreement and this Warrant Certificate may be amended and the observance of any term of the Warrant Agreement or this Warrant Certificate may be waived only to the extent provided in the Warrant Agreement.

Form of Notice of Exercise

(to be executed only upon exercise of Warrants)

Date:

TO: Xerium Technologies, Inc. (the “Company”)

RE: Election to Purchase Common Stock

The undersigned registered holder of                                  Warrants irrevocably elects to exercise the number of Warrants set forth below represented by the Warrant Certificate enclosed herewith, and surrenders all right, title and interest in the number of Warrants exercised hereby to the Company, and directs that the shares of Common Stock or other securities or property delivered upon exercise of such Warrants, and any interests in the Definitive Warrant representing unexercised Warrants, be registered or placed in the name and at the address specified below and delivered thereto.

Number of Warrants		Holder:
By:
Name:
Title:
Signature guaranteed by (if a guarantee is required):

Securities and/or check to be issued to:
If in book-entry form through the Depositary:
Depositary Account Number:	Name of Agent Member:

If in definitive form:
Social Security Number or Other Identifying Number:		Name:

Street Address:	City, State and Zip Code:

Any unexercised Warrants evidenced by the exercising Holder’s interest in the Global Warrant or Definitive Warrant, as the case may be, to be issued to:

If in book-entry form through the Depositary:
Depositary Account Number:	Name of Agent Member:

If in definitive form:
Social Security Number or Other Identifying Number:	Name:

Street Address:	City, State and Zip Code:

Form of Assignment

For value received, the undersigned registered Holder of the within Warrant Certificate hereby sells, assigns and transfers unto the Assignee(s) named below (including the undersigned with respect to any Warrants constituting a part of the Warrants evidenced by the within Warrant Certificate not being assigned hereby) all of the right, title and interest of the undersigned under the within Warrant Certificate with respect to the number of Warrants set forth below.

Name of Assignees	Address	Number of Warrants	Social Security Number or other Identifying Number

and does irrevocably constitute and appoint            ,the undersigned’s attorney, to make such transfer on the books of the Company maintained for the purpose, with full power of substitution in the premises.

Dated:

Holder:

By:

Name:

Title:

Signature guaranteed by (if a guarantee is required):